                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         eResource Capital Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         ERESOURCE CAPITAL GROUP, INC.
                           3353 PEACHTREE ROAD, N.E.
                                   SUITE 130
                             ATLANTA, GEORGIA 30326
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 2001
                             ---------------------

To the Stockholders of eResource Capital Group, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the "Meeting") of eResource Capital Group, Inc., a Delaware corporation (the "Company"), will be held at the Atlanta Marriott Marquis located at 265 Peachtree Center Avenue, Atlanta, Georgia 30303 on January 19, 2001 at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

        (1) To elect a board of five directors, each to serve a one-year term;

        (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 100,000,000 to 200,000,000;

        (3) To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of common stock for which options may be granted thereunder from 10,000,000 to 20,000,000;

        (4) To ratify the Company's issuance of 8,450,000 restricted shares of its common stock in connection with the acquisition of DM Marketing, Inc.; and

        (5) To transact such other business as may properly come before the Meeting.

    These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Stockholders.

    The Board has fixed the close of business on December 18, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

    A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

                                          By Order of the Board,

                                          Michael D. Pruitt
                                          Chief Executive Officer

Atlanta, Georgia
December   , 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE-PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                PROXY STATEMENT
                             ---------------------

                       ANNUAL MEETING OF STOCKHOLDERS OF
                         ERESOURCE CAPITAL GROUP, INC.

                                JANUARY 19, 2001
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to the stockholders of eResource Capital Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of the Company (the "Board") from holders of its outstanding common stock (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company (together with any adjournments or postponements thereof, the "Meeting") to be held at the Atlanta Marriott Marquis located at 265 Peachtree Center Avenue, Atlanta, Georgia 30303 on January 19, 2001 at 10:00 a.m., local time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders are expected to be mailed to stockholders of the Company on or about December 28, 2000.

SOLICITATION

     The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

VOTING RIGHTS AND OUTSTANDING SHARES

     Stockholders of record as of the close of business on December 18, 2000 (the "Record Date") will be entitled to vote at the Meeting (except as noted below). Each share of outstanding Common Stock is entitled to one vote. As of the Record Date, there were 50,888,654 shares of Common Stock outstanding of which 42,438,654 shares will be entitled to vote at the Meeting for the election of directors and with respect to the proposal to ratify the Company's issuance of 8,450,000 restricted shares of its Common Stock in connection with the acquisition of DM Marketing, Inc. (the "DM Marketing Proposal"). All of the outstanding shares as of the Record Date will be entitled to vote at the Meeting with respect to the proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000 (the "Proposed Charter Amendment") and to approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted thereunder from 10,000,000 to 20,000,000 (the "Proposed Plan Amendment").

     The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted towards a quorum. Provided a quorum is present at the Meeting, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors. The Proposed Charter Amendment will be approved by an affirmative vote of a majority of shares entitled to vote thereon that were outstanding as of the Record Date. The Proposed Plan Amendment and the DM Marketing Proposal will each be approved by an affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such proposals. While the 8,450,000 shares issued in connection with the Company's acquisition of DM Marketing, Inc. will be counted for purposes of determining a quorum, such shares will not be entitled to vote at the

Meeting with respect to the proposal to elect directors and with respect to the DM Marketing Proposal. Such shares will be entitled to vote with respect to the Proposed Charter Amendment and the Proposed Plan Amendment.

     The Company has been advised that certain beneficial owners, directors and executive officers of the Company, who hold in the aggregate approximately 56% of the outstanding Common Stock entitled to vote at the Meeting with respect to the election of directors and the DM Marketing Proposal intend to vote their shares in favor of the nominees and in favor of the DM Marketing Proposal and that certain beneficial owners, directors and executive officers of the Company who hold in the aggregate approximately 63% of the outstanding Common Stock entitled to vote at the Meeting with respect to the Proposed Charter Amendment and Proposed Plan Amendment intend to vote their shares in favor of such proposals.

     All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for or against the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to such matters. However, broker non-votes with respect to the Proposed Charter Amendment will have the same effect of a negative vote.

REVOCABILITY OF PROXIES

     The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein; (ii) the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000; (iii) the approval of an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted thereunder from 10,000,000 to 20,000,000; (iv) the ratification of the Company's issuance of 8,450,000 restricted shares of its Common Stock in connection with the Company's acquisition of DM Marketing, Inc.; and (v) in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: William Wortman, 3353 Peachtree Road, Suite 130, Atlanta, Georgia 30326), or by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Five directors, constituting the entire Board, are to be elected at the Meeting and, if elected, will serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Company's Bylaws, as amended, provide that the Board shall consist of a minimum of three and a maximum of nine members and, unless otherwise established by resolution of the Board, shall be five members.

     The nominees of the Board are set forth below. All of the current members of the Board have been nominated to continue to serve as directors of the Company and Melinda Morris Zanoni has been nominated to fill the existing vacancy on the Board. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

NOMINEES FOR ELECTION AS DIRECTORS

     Set forth below are the names, ages (at December 1, 2000), positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.

     Sylvia A. de Leon (age 50) has served as a director of the Company since December 12, 1999. Ms. de Leon is a Senior Partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where she has been employed since 1977. Ms. de Leon also serves on the Board of Directors of the National Railroad Passenger Corporation (Amtrak). During the last five years, Ms. de Leon has also served on the National Civil Aviation Review Commission, the National Commission to Ensure a Strong Competitive Airline Industry and the White House Conference on Travel and Tourism, where she co-chaired the infrastructure and investment committee.

     Michael D. Pruitt (age 40) has served as director of the Company since October 3, 2000 when he was appointed by the Board to fill a vacancy on the Board created by the resignation of a director of the Company. Mr. Pruitt has served as Chief Executive Officer of the Company since November 8, 2000. In addition, Mr. Pruitt is the founder of Avenel Ventures, Inc., an e-commerce investment and business development company and has served as President, Chief Executive Officer and as a director of Avenel Ventures, Inc. since its formation in June, 2000. In May, 1999, Mr. Pruitt founded Avenel Financial Group, a financial services firm specializing in e-commerce and technology investments, where he concentrated his efforts until June, 2000. From October, 1997 through May, 1999, Mr. Pruitt was the Executive Vice President of Marketers World International which was acquired by High Speed Net Solutions, Inc. Prior to that, Mr. Pruitt was an independent consultant from January, 1997 through October, 1997. From January, 1992 through January, 1997, Mr. Pruitt was the COO of a trucking company with revenues in excess of $50 million per year.

     Dr. James A. Verbrugge (age 59) has served as a director of the Company since January 11, 1999. Dr. Verbrugge is a Professor of Finance and Chairman, Department of Banking and Finance of the University of Georgia, where he has been employed since 1968. Dr. Verbrugge is also actively involved in executive education programs at the University of Georgia and teaches executive education programs at the University of Washington, University of Florida and University of Colorado.

     Arthur G. Weiss (age 60) has served as Chairman of the Board of the Company since January 21, 1999 and has served as a director since January 11, 1999. From January 21, 1999 to February 10, 1999, Mr. Weiss served as President and Chief Executive Officer of the Company. Prior to assuming his positions at the Company, Mr. Weiss was the President and a shareholder of West Side Investors, Inc., which was acquired by the Company in January, 1999. From March, 1993 through April, 1994, Mr. Weiss served as Chairman of the board of directors of Medical Resources Companies of America. In addition, Mr. Weiss manages private real estate investments.

     Melinda Morris Zanoni (age 31) has served as Executive Vice President of the Company since November 8, 2000. In addition, Ms. Zanoni has served as a Director and Executive Vice President of Avenel Ventures, Inc. since June, 2000. Prior to joining Avenel Ventures, Inc., Ms. Zanoni was an attorney with the law firm of Nelson Mullins Riley & Scarborough, LLP in Charlotte, North Carolina where she concentrated in the areas of mergers and acquisitions and commercial finance from February, 1996 through June, 2000. From May, 1994 through February, 1996, she was a transactional attorney concentrating in corporate law at Fagel & Haber in Chicago, Illinois.

     There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any executive officer or any other person pursuant to which any executive officer was selected as an executive officer of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal.

CERTAIN INFORMATION CONCERNING THE BOARD

     The Board is currently comprised of Messrs. Pruitt and Weiss, Dr. Verbrugge and Ms. De Leon. During the fiscal year ended June 30, 2000, the Board met six times. From the time each director was appointed to the Board, each director attended, in person or by telephone, all of such meetings of the Board.

     As of June 30, 2000, the Board was comprised of William B. Astrop, Messrs. Lance and Weiss, Dr. Verbrugge and Ms. de Leon. Mr. Lance resigned as Chief Executive Officer and as a director of the Company in July, 2000. Mr. Astrop resigned as a director of the Company in August, 2000. Pursuant to the Company's Bylaws, the Company appointed Mr. Pruitt to the Board on October 3, 2000 to fill one of the vacancies on the Board created by the resignations of Messrs. Lance and Astrop and has nominated Ms. Zanoni to be elected to the Board at this Meeting to fill the remaining vacancy on the Board.

     The Board has established an audit committee (the "Audit Committee"). The Audit Committee is comprised of Ms. de Leon and Dr. Verbrugge with Dr. Verbrugge serving as its Chairman. The Audit Committee convenes when deemed appropriate or necessary by its members. During the fiscal year ended June 30, 2000, three meetings of the Audit Committee were held. Dr. Verbrugge and Mr. Astrop attended each of the Audit Committee meetings. Ms. de Leon did not attend the two meetings held after she was appointed to the Audit Committee. Messrs. Astrop and Dr. Verbrugge were appointed to the Audit Committee on February 10, 1999 and Ms. de Leon was appointed to the Audit Committee on January 14, 2000. Mr. Astrop resigned from the Audit Committee simultaneously with his resignation from the Board in August, 2000.

     The Board had not established a compensation committee or a nominating committee.

AUDIT COMMITTEE REPORT

     The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is included as Exhibit A to this Proxy Statement. The primary functions of the Audit Committee are set forth in its charter and include: (i) recommending an accounting firm to be appointed by the Company as its independent auditors; (ii) consulting with the Company's independent auditors regarding their audit plan; (iii) reviewing the Company's financial statements with its auditors; and (iv) determining that management placed no restrictions on the scope or implementation of the independent auditor's report. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange Listing Standards.

     The Audit Committee reports as follows:

          (i) The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended June 30, 2000 with the Company's management;

          (ii) The Audit Committee plans to discuss with Ernst & Young, LLP ("Ernst & Young"), the Company's independent auditors, the matters required to be discussed by Statement of Accounting Standards 61;

          (iii) The Audit Committee will receive the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed Ernst & Young's independence with representatives of Ernst & Young; and

          (iv) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 for filing with the Securities and Exchange Commission.

     Members of the Audit Committee:

        Dr. James A. Verbrugge and Ms. Sylvia A. de Leon.

EXECUTIVE OFFICERS

     Set forth below are the names, ages, positions and offices held and a brief description of the business experience during the past five years of each of the Company's executive officers who are not also directors or director nominees.

     Todd Bottorff (age 32) has served as President and Chief Operating Officer of the Company since May 16, 2000. Prior to joining the Company, Mr. Bottorff was a co-founder and a member of the executive committee of HeliosHealth.com, an Internet-based provider of health information and services. From 1995 to 1999, Mr. Bottorff was a manager at McKinsey & Company, a global consulting firm. The Company expects that Mr. Bottorff will resign as President and Chief Operating Officer in December, 2000 and that he will continue as an independent consultant for an eight-month period thereafter.

     William L. Wortman (age 53) has served as Vice President and Chief Financial Officer of the Company since June 24, 1999. For the year prior to joining the Company, Mr. Wortman was a partner and general manager of a new car dealership. From 1994 through 1998, Mr. Wortman was Vice President and Chief Financial Officer of A.F.A Services Corporation, a marketing services company.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 1, 2000 by:
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each of the Company's executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company's directors and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated.

                                                               SHARES OF COMMON
                                                                     STOCK
                                                                 BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
                            NAME                               NUMBER     PERCENT
                            ----                              ---------   -------
Wendell M. Starke Trust(2)..................................  4,800,000     9.4%
Michael D. Pruitt + ++(3)...................................  4,225,300     8.3
Four Corners Capital, LLC(4)................................  3,913,842     7.2
Johnny C. Godley(5).........................................  2,550,000     5.0
William C. Morris(6)........................................  2,550,000     5.0
Arthur G. Weiss ++(7).......................................  1,550,000     3.0
Sylvia A. de Leon ++(8).....................................        -0-     -0-
Dr. James A. Verbrugge ++(9)................................    200,000       *
Todd Bottorff(10)...........................................        -0-     -0-
William L. Wortman +(11)....................................        -0-     -0-
Melinda Morris Zanoni +.....................................        -0-     -0-
All Current Executive Officers and Directors as a Group (7
  Persons)(12)..............................................  5,975,300    11.7

---------------

 +  Officer of the Company
++  Director of the Company
 *  Less than 1%
(1) Information as to beneficial ownership of Common Stock has either been furnished to the Company by or on behalf of the indicated person or is taken from reports on file with the Securities and Exchange Commission ("SEC").

 (2) Based upon its Schedule 13D/A filed on July 2, 1999, Wendell M. Starke is the trustee of the Wendell M. Starke Trust, which owns 4,800,000 shares. The trust's address is 4300 Paces Ferry Road, Suite 500, Atlanta, Georgia, 30339.
 (3) Represents shares issued in connection with the Company's acquisition of DM Marketing, Inc. Includes 2,225,000 shares of Common Stock held by Avenel Financial Group, Inc., a company owned by Mr. Pruitt. Mr. Pruitt's address is 5935 Carnegie Boulevard, Suite 101, Charlotte, North Carolina, 28209.
 (4) Includes warrants to purchase 3,799,866 shares. Excludes 800,000 shares issuable upon exercise of options that are subject to stockholder approval and are not exercisable on or within 60 days of December 1, 2000. The address of Four Corners Capital, LLC is 10 Burton Hills Boulevard, Suite 120, Nashville, Tennessee, 37215.
 (5) Includes 300,000 shares owned by Godley Morris Group, LLC of which Mr. Godley is a Managing Member, and, in such capacity, shares voting and investment power over such shares. Includes shares owned by each of the following entities in which Mr. Godley is the Managing Member, and, in such capacity, has sole voting and investment power over such shares: Johnny Godley's Kids, LLC -- 750,000 shares; Frankie Godley's Kids, LLC -- 750,000 shares; and Jimmy Godley's Kids, LLC -- 750,000 shares. Mr. Godley's address, and the address of each such entity is 4918 Rozzelle's Ferry Road, Charlotte, North Carolina, 28216.
 (6) Includes 300,000 shares owned by the Godley Morris Group, LLC of which Mr. Godley is a Managing Member and, in such capacity, shares voting and investment power over such shares. Mr. Morris' address is 307 Scotland Road, Lake City, South Carolina, 29560.
 (7) Excludes 2,350,000 shares owned by Mr. Weiss' adult children of which shares Mr. Weiss disclaims beneficial ownership.
 (8) Excludes 1,000,000 shares issuable upon exercise of options that are subject to stockholder approval and are not exercisable on or within 60 days of December 1, 2000.
 (9) Represents 200,000 shares issuable upon the exercise of options that are currently exercisable. Excludes 800,000 shares issuable upon exercise of options that are subject to stockholder approval and are not exercisable on or within 60 days of December 1, 2000.
(10) Excludes 500,000 shares issuable upon exercise of options that are subject to stockholder approval and are not exercisable on or within 60 days of December 1, 2000.
(11) Excludes 300,000 shares issuable upon exercise of options that are subject to stockholder approval and are not exercisable on or within 60 days of December 1, 2000.
(12) Excludes 2,600,000 shares issuable upon exercise of options that are subject to stockholder approval and are not exercisable on or within 60 days of December 1, 2000.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors of the Company who are not employees of the Company receive compensation of $1,000 per month plus $1,000 for each quarterly Board meeting. Directors are also entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending Board meetings. In fiscal 2000, the Company expensed $62,000 for director fees.

     In July 1999, the Company approved non-qualified stock options to purchase an aggregate of 1,200,000 shares of Common Stock at an exercise price of $2.50 per share, in connection with Mr. Astrop's, Dr. Verbrugge's and Joel Goldberg's (a former director) services as directors of the Company. The options were granted as follows: options for 400,000 shares to each Dr. Verbrugge and Mr. Astrop and options for 400,000 shares to Four Corners Capital, LLC. (in which Mr. Goldberg has a 25% interest).

     In November, 1999, the Company approved options to purchase 600,000 shares of Common Stock at an exercise price of $4.00 per share. These options were granted as follows: (i) options for 200,000 shares to Dr. Verbrugge, (ii) options for 200,000 shares to Four Corners Capital, LLC, (iii) options for 100,000 shares to Mr. Astrop, and (iv) options for 50,000 shares to each of Mr. Astrop's two adult children.

     Also in November, 1999, the Company granted options to purchase 1,000,000 shares of Common Stock to Ms. de Leon. Of these options 200,000 have a per share exercise price of $0.4177; 200,000 have a per share exercise price of $0.4375; 400,000 have a per share exercise price of $2.50; and 200,000 have a per share exercise price of $4.00.

     The stock options approved by the Board in fiscal 2000 for the Company's Directors are subject to stockholder approval, which was not obtained at the Annual Meeting held on July 11, 2000. As a result, the options granted to directors in fiscal 2000 are not currently exercisable but could be approved by the stockholders at a later date.

EMPLOYMENT CONTRACTS

     On May 7, 2000 the Company entered a one-year employment agreement with Mr. Bottorff (the "Bottorff Agreement") to serve as the Company's President and Chief Operating Officer. The Bottorff Agreement provides for an annual base salary of $160,000, an annual bonus determined by the Board in its sole discretion and an option to purchase 500,000 shares of the Company's Common Stock at $1.4375 per share which option has a ten-year term and vested 50% on November 7, 2000 with the remaining 50% vesting on May 7, 2001. The Company and Mr. Bottorff are in the process of negotiating a new agreement pursuant to which Mr. Bottorff would become a consultant to the Company for an eight-month period in return for a $13,333 monthly consulting fee and all 500,000 options would be immediately vested with a three-year term subject to the Company's right to repurchase 100,000 of such options at $2.50 during the next 18 months.

     On November 8, 2000 the Company entered into an employment agreement with Mr. Pruitt (the "Pruitt Agreement") to serve as Chief Executive Officer of the Company. The Pruitt Agreement provides for an annual gross salary of $180,000, an annual bonus determined by the Board in its sole discretion, and an opportunity to receive options to purchase Common Stock under the Company's 2000 Stock Option Plan pursuant to the terms and conditions of a stock option agreement and subject to approval by the Board. The term of the Pruitt Agreement is two years unless terminated earlier pursuant to its terms and it renews automatically for a period of one year unless 60 day written notice is given by either party. Also, the Pruitt Agreement provides for separation pay up to 12 months depending upon the reason for termination.

     On November 8, 2000 the Company entered into an employment agreement with Ms. Zanoni (the "Zanoni Agreement") to serve as Executive Vice President of the Company. The Zanoni Agreement provides for an annual gross salary of $160,000, an annual bonus determined by the Board in its sole discretion, and an opportunity to receive options to purchase Common Stock under the Company's 2000 Stock Option Plan pursuant to the terms and conditions of a stock option agreement and subject to approval by the Board. The term of the Zanoni Agreement is two years unless terminated earlier pursuant to its terms and it renews automatically for a period of one year unless 60 day written notice is given by either party. Also, the Zanoni Agreement provides for separation pay up to 12 months depending upon the reason for termination.

SUMMARY EXECUTIVE COMPENSATION TABLE

     The following table sets forth for the fiscal years ended June 30, 1998, 1999 and 2000 the cash and non-cash compensation awarded or paid by the Company to all individuals serving as Chief Executive Officer of the Company at any time during fiscal year 2000 and all executive officers of the Company or any of its subsidiaries who received salary and bonuses in excess of $100,000 during fiscal year 2000 (collectively, the "Named Executives").

                                                                                ANNUAL COMPENSATION
                                                                          -------------------------------
                                                                             LONG-TERM
                                            FISCAL                          COMPENSATION     OTHER ANNUAL
NAME AND PRINCIPAL POSITION                  YEAR     SALARY     BONUS    STOCK OPTIONS(8)   COMPENSATION
---------------------------                 ------   --------   -------   ----------------   ------------
Arthur G. Weiss(1)........................   2000    $195,000   $    --         --             $ 83,963(2)
  Chairman                                   1999      90,000        --         --                9,600
C. Beverly Lance(3).......................   2000     198,333        --         --               57,530(4)
  Chief Executive Officer                    1999      85,000        --         --                9,638
William L. Wortman(5).....................   2000     133,750    10,000         --                1,125
  Chief Financial Officer
Mark A. Conner(6).........................   1999      35,308        --         --               52,148
  Chief Executive Officer                    1998      61,200        --         --              109,360(7)

---------------

(1) Mr. Weiss has been Chairman of the Company since January 21, 1999. Mr. Weiss' annual base salary was $180,000 for fiscal year 2000. The salary amount in the table above includes Mr. Weiss' base salary and $15,000 of paid vacation. In July, 2000, Mr. Weiss entered into an agreement with the Company to reduce his monthly compensation to $4,000.
(2) Includes $54,738 of life and long-term disability insurance premiums.
(3) Mr. Lance was President and Chief Executive Officer from February 10, 1999 through May, 2000 when Mr. Bottorff was appointed President. Mr. Lance remained as Chief Executive Officer until his resignation in July 2000. Mr. Lance's annual base salary for fiscal year 2000 was $170,000. The salary amount in the table above includes Mr. Lance's base salary and $28,333 of paid vacation.
(4) Includes $29,452 of life and long-term disability insurance premiums.
(5) Mr. Wortman has been Vice President and Chief Financial Officer of the Company since June 24, 1999. Mr. Wortman's annual base salary is $150,000.
(6) Mr. Conner was President and Chairman of the Board from February 12, 1996 until January 21, 1999 and was Chief Executive Officer from March 9, 1998 until January 21, 1999. Mr. Conner resigned his positions with the Company on January 21, 1999.
(7) Includes personal expenses paid by the Company on behalf of Mr. Conner.
(8) In fiscal 2000, the Company's Board approved non-qualified options to purchase Common Stock for Messrs. Weiss, Lance and Wortman subject to stockholder approval, which approval was not obtained at the Annual Meeting held on July 11, 2000. The options of Messrs. Weiss and Lance were cancelled with the agreement of Messrs. Lance and Weiss in July, 2000. The options to purchase 300,000 shares of Common Stock approved by the Board for Mr. Wortman could be approved by stockholders at a later date.

LONG-TERM COMPENSATION -- STOCK OPTIONS

  Option Grants in Last Fiscal Year

     Messrs. Weiss and Lance were issued stock options during fiscal year 2000. On July 2, 1999 each received options to purchase 1,700,000 shares of Common Stock at an exercise price of $2.50 per share and on November 26, 1999 each received options to purchase 1,000,000 shares of Common Stock at an exercise price of $4.00 per share. These options vested immediately, but were subject to stockholder approval.

  Aggregated Option Exercises in Last Fiscal Year and FY-End Values

     The following table sets forth information concerning the value of unexercised options held by each Named Executive as of June 30, 2000.

                                                                      NUMBER OF SECURITIES      VALUE OF OPTIONS
                                         SHARES                      UNDERLYING UNEXERCISED       EXERCISABLE/
                                      ACQUIRED ON       VALUE          OPTIONS AT 6/30/00       UNEXERCISABLE AT
NAME                                  EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE       6/30/00
----                                  ------------   ------------   -------------------------   ----------------
C. Beverly Lance....................       0              0          700,000/3,7000,000               0/0
Arthur G. Weiss.....................       0              0          700,000/3,7000,000               0/0
William L. Wortman..................       0              0              -0-/300,000                  0/0

     In July, 2000, Messrs. Weiss and Lance agreed to the cancellation of all of their outstanding options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January, 1999, the Company acquired 100% of the issued and outstanding shares of West Side Investors, Inc., a Georgia corporation which owns P & W Stonebridge, LLC and P & W Headland, LLC, which own respectively, the Stonebridge Village Shopping Center located in Dekalb County, Georgia and the Headland-DeLowe Shopping Center located in Atlanta, Georgia. Arthur G. Weiss was the President of West Side Investors, Inc. and, together with his adult children, owned one hundred percent (100%) of the issued and outstanding common stock of West Side Investors, Inc. (the "West Side Stock") prior to the transaction. The purchase price for the West Side Stock was the issuance of 3,100,000 shares of the Company's Common Stock as follows: Arthur G. Weiss, 1,550,000 shares; Charles G. Weiss, 775,000 shares; and Caroline Weiss Kyriopolous, 775,000 shares. The two shopping centers had an appraised value of $9,130,000 and were subject to $7,886,000 of non-recourse participating mortgages (of which $7,711,000 was outstanding at June 30, 2000) entitling the lender to 50% of the profits realized from shopping centers. The consideration paid was determined as a result of arm's length negotiations prior to Mr. Weiss becoming a stockholder, director or officer of the Company.

     In connection with consulting services related to the Company's Internet-based, private aviation travel service business provided by Mr. Bert Lance, the father of the Company's former President and Chief Executive Officer, the Company in fiscal 2000 and 1999 granted warrants to purchase 1,600,000 and 400,000 shares, respectively, of its Common Stock to the Bert Lance Grantor Trust. In addition, the Company paid consulting fees of $183,000 to Mr. Bert Lance in fiscal 2000. In August 2000, the Bert Lance Grantor Trust assigned 250,000 of such warrants to an unrelated third party, with the Company's consent, and such warrants were exercised for cash proceeds of $125,000 to the Company.

     In January, 1999, the Company acquired 100% of the total issued and outstanding common stock of PDK Properties, Inc., a Georgia corporation (the "PDK Stock") which owns 100 percent (100%) of Stratos Inns, LLC, a Georgia limited liability company, located in Atlanta, Georgia. The purchase price for the PDK Stock was the issuance of 3,600,000 shares of the Company's Common Stock to the Lance Childrens' Trust, of which Mr. C. Beverly Lance (the Company's former President and Chief Executive Officer) is trustee. The consideration paid was determined as a result of arm's length negotiations prior to Mr. C. Beverly Lance becoming a stockholder, officer or director of the Company.

     In January, 1999, the Company closed the sale of its wholly-owned subsidiary, Henry Holdings, Inc., a Florida corporation (the "Subsidiary") to Mr. Conner, a former Chief Executive Officer of the Company, in exchange for 5,000,000 shares of Common Stock that were held by Mr. Conner. In accordance with the terms of the acquisition agreement, Mr. Conner received cash and property with value of $1,928,292.

     On or about January 29, 1999, the Wendell M. Starke Trust (the "Starke Trust") purchased 2,500,000 shares of restricted Common Stock for $1,000,000 and on June 29, 1999 the Starke Trust purchased an additional 2,300,000 shares for $1,725,000. In connection with the sale of the shares, the Company entered into a Registration Rights Agreement with the trust. The consideration paid was determined as the result of arm's length negotiation with the Company.

     On or about March 18, 1999, the Godley Morris Group, LLC (the "GMG") purchased 2,500,000 shares of restricted Common Stock for $1,000,000 and on June 29, 1999 GMG purchased an additional 2,300,000 shares for $1,725,000. In connection with the sale of the shares, the Company entered into a Registration Rights Agreement with the GMG. The consideration paid was determined as the result of arms-length negotiation with the Company.

     In January, 2000, the Company entered into a common stock purchase agreement (the "Four Corners Purchase Agreement") with Four Corners which provides for an equity financing package consisting of the sale of restricted Common Stock and warrants. Under the terms of the Four Corners Purchase Agreement, Four Corners purchased from the Company, for an aggregate purchase price of $1,000,000, 165,070 shares of restricted Common Stock, and warrants to purchase up to 2,723,668 shares of Common Stock. In connection with the Four Corners Purchase Agreement, the Company entered into a Registration Rights Agreement with respect to the Common Stock purchased by Four Corners and the Common Stock underlying all options or warrants held by Four Corners. The terms of the Purchase Agreement were the result of arm's length negotiations between the parties. Mr. Goldberg, a former director of the Company, owns a 25% interest in Four Corners.

     In connection with the equity financing provided by the Four Corners Purchase Agreement and the Company's $5,000,000 private placement of Common Stock in January 2000, the Company agreed to pay Four Corners a fee for services provided to the Company equal to 6% of the proceeds actually received by the Company and to reimburse Four Corners for expenses relating to the financing. In fiscal 2000, the Company paid fees to Four Corners in the amount of $360,000 and has reimbursed Four Corners for approximately $58,000 in expenses.

     In a series of transactions consummated during the 1999 fiscal year, Mr. Conner (a former chief executive officer of the Company) and a former officer of the Company purchased real property assets used in connection with certain discontinued operations of the Company with an aggregate book value of $16,000,000 and assumed all related mortgage indebtedness. The Company received cash, notes receivable or Common Stock in these transactions. In fiscal 2000, the Company sold additional assets to entities in which former officers, including Mr. Conner, were investors, including assets of discontinued operations with a carrying value of $400,000 for cash and other assets of discontinued operations for $1 million in notes receivable plus assumption of approximately $2.2 million in mortgage indebtedness. At June 30, 2000, the aggregate note balance was $900,000 which amount was fully reserved as uncollectible by the Company due to the purchaser's inability to obtain financing to complete the planned development of the properties. All such transactions were the result of arms' length negotiations between the Company and the former officers.

     In December, 1999 the Company issued 400,000 shares of restricted Common Stock from treasury to certain parties including Langdon Flowers, Jr. (a former director of the Company), Mr. Flowers' father and a former officer of the Company. The shares were issued pursuant to an agreement that resolved outstanding issues related to certain transactions involving the Company's discontinued real estate operations, which reduced the related asset valuations by $193,000. The transaction was the result of arm's length negotiations. In connection therewith, the Company entered into a Registration Rights Agreement providing the holders of such shares with certain registration rights.

     In fiscal 2000, the Company advanced $275,100 in anticipation of an equity investment in a newly formed entity that would acquire private jets for use in connection with flights arranged through the Company's Private Seats(TM) program. The entity was formed and managed by Four Corners. Due to the Company's inability to raise adequate capital to complete the planned acquisition of aircraft, these advances were written off as of June 30, 2000.

     On October 20, 2000, the Company executed a definitive share exchange agreement for the acquisition of Avenel Ventures, Inc. for 10 million shares of Common Stock. On October 20, 2000, the closing market price of the Company's Common Stock was $1.15 per share. The Company anticipates closing the Avenel Ventures acquisition on or before January 31, 2001. Avenel Ventures, Inc. provides investment services to technology companies, and through its wholly-owned subsidiary, Avenel Alliance, Inc. provides e-commerce, business development, and advisory services. Avenel Alliance provides services to clients implementing innovative strategies in e-commerce and Internet marketing. Mr. Pruitt, the Company's Chief Executive Officer and a Company director, is an officer, director, and shareholder of Avenel Ventures, Inc. The consideration to be paid to Avenel Ventures stockholders was the result of arm's length negotiations between the Company and Avenel Ventures prior to Mr. Pruitt becoming Chief Executive Officer of the Company and was recommended by an independent special committee of the Board and approved by the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own beneficially more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended June 30, 2000.

                                   PROPOSAL 2

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Board believes it is advisable to amend the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of all classes from 110,000,000 shares to 210,000,000 shares, of which 200,000,000 shares would be authorized shares of Common Stock and 10,000,000 shares would be authorized shares of preferred stock, par value $.01 per share. On December 11, 2000, the Board adopted a resolution approving an amendment to Article FOURTH of the Certificate of Incorporation and directing that the amendment be presented to the stockholders for approval. The complete text of the Proposed Charter Amendment is attached hereto as Exhibit B and incorporated herein by reference.

     The Proposed Charter Amendment increases the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares. The Board believes that the authorization of the increase in the number of shares of Common Stock is in the best interests of the Company and its stockholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies, implementation of employee benefit plans, including the Company's 2000 Stock Option Plan, amendment of which is the subject of Proposal 3 hereof, and other stock-based incentive compensation to attract or retain key employees or consultants and otherwise. The Company has no present plans with respect to the increased shares of Common Stock.

     Of the 100,000,000 presently authorized shares of Common Stock, 50,888,654 shares were issued and outstanding and 435,930 were held by the Company in treasury as of December 8, 2000. In addition, an aggregate of 29,837,620 shares of Common Stock have been reserved for issuance as of December 8, 2000 in respect of certain option and warrant agreements. The holders of such options and warrants may immediately exercise such options and warrants for an aggregate of 22,220,120 shares of Common Stock. The remaining options and warrants are either (i) subject to stockholder approval, or (ii) vest over time. Additional shares of Common Stock, if authorized, may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further stockholder approval, except as otherwise required by applicable law. The increase in authorized shares will not have an immediate effect on the rights of existing stockholders but, to the extent the shares are issued in the future, they will decrease the existing stockholders' percentage ownership in the Company and, depending on the price at which they are issued, may be economically dilutive to the existing stockholders. The stockholders do not have preemptive rights with respect to issuance of any shares of Common Stock.

     The Board is required by Delaware law to make any determination to issue shares of Common Stock based upon its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue shares of Common Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage any attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board such action would be in the best interest of the stockholders and the Company, the issuance of shares of Common Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. For example, such shares could be privately placed with purchasers favorable to the Board in opposing such actions. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interests of the stockholders and the Company.

     In Proposal 3 of this Proxy Statement, the Company has also proposed that the stockholders approve an amendment to the Company's 2000 Stock Option Plan increasing the number of shares of Common Stock that may be the subject of options granted pursuant to such plan from 10,000,000 to 20,000,000. The Company has no agreements or understandings with any eligible participant in such plan that would require an increase in the authorized number of shares. However, additional shares of Common Stock authorized by this Proposal could be used to make awards to eligible participants under such plan in the future.

     The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required in order to adopt the Proposed Charter Amendment. Unless indicated to the contrary, the enclosed proxy will be voted FOR the Proposed Charter Amendment. Votes "withheld" or abstaining from voting or broker non-votes will have the same effect as a negative vote or AGAINST the Proposed Charter Amendment.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED CHARTER AMENDMENT.

                                   PROPOSAL 3

                    AMENDMENT TO THE 2000 STOCK OPTION PLAN

BACKGROUND AND GENERAL INFORMATION

     On May 16, 2000, the Board adopted the Company's 2000 Stock Option Plan (the "Plan") which was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders held on July 11, 2000. On December 11, 2000, the Board adopted, subject to stockholder approval, an amendment to the Plan increasing the number of shares of Common Stock for which options may be granted thereunder from 10,000,000 to 20,000,000 (the "Proposed Plan Amendment"), an increase of 10,000,000 shares of Common Stock representing approximately 20% of the number of issued and outstanding shares of the Company's Common Stock as of the Record Date. As of the Record Date, there are approximately 25 officers, directors and employees of the Company and its subsidiaries who are eligible to participate in the Plan.

     The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by providing equity ownership opportunities to better align the interests of officers, key employees and valued directors, consultants, independent contractors and other agents with those of the Company's stockholders. The Plan is also designed to enhance the profitability and value of the Company for the benefit of its stockholders by providing stock options to attract, retain and motivate officers, key employees and valued directors, consultants, independent contractors and other agents who make important contributions to the success of the Company.

     As of the Record Date, options to purchase an aggregate of 5,500,000 shares of Common Stock have been granted under the Plan, all of which are currently outstanding, resulting in 4,500,000 shares of Common Stock remaining available for issuance under the Plan prior to the proposed amendment to the Plan.

     On December 8, 2000, the closing sale price of the Common Stock was $1.27 per share, as reported by the American Stock Exchange.

EXPLANATION OF AMENDMENT

     To ensure that the number of shares of Common Stock for which options may be granted under the Plan is adequate to fulfill the purposes of the Plan as described above, the Board believes it is necessary to increase such number of shares of Common Stock. The Board believes that the additional 10,000,000 shares of Common Stock for which options may be granted under the Plan as provided by the Proposed Plan Amendment should be sufficient to fulfill such purposes for the foreseeable future.

SUMMARY OF THE PLAN

     A summary of the Plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by the full text of the Plan. The Company will provide, upon written request and without charge, a copy of the full text of the Plan to each stockholder of the Company who makes such a request. Requests should be directed to the Company: (Attention: William Wortman, 3353 Peachtree Road, Suite 130, Atlanta, Georgia 30326).

     The Plan provides for the granting of options to acquire Common Stock, which may be either incentive stock options (an "ISO") or nonqualified stock options (an "NSO"). The Plan is administered by the Board or, if so established, a committee of the Board established for that purpose (the "Committee"), and all directors, officers and employees of the Company or any subsidiary and any consultant or adviser providing services to the Company or any subsidiary whose participation in the Plan is determined by the Board, or if applicable the Committee, to be in the best interests of the Company are eligible to receive option grants under the Plan. There is no termination date under the Plan, but no options may be granted under the Plan after the tenth anniversary of its adoption by the Board. Receipt of option grants under the Plan is contingent upon the execution by each prospective option holder of an agreement in such form as the Board or, if applicable the Committee, may from time to time determine.

     The Plan provides for the grant of options to purchase up to 10,000,000 shares of Common Stock and, if this Proposal 3 is approved, will provide for the grant of options to purchase up to 20,000,000 shares of Common Stock. The purchase price per share of Common Stock subject to an option is fixed by the Board or, if applicable the Committee, when the option is granted. In the case of any ISO, such exercise price shall be no less than the fair market value of the Common Stock at the time of grant (110% of such value, in the case of any shareholder owning directly or indirectly more than 10% of the total voting power of the Company), as determined by the Board or, if applicable the Committee, under procedures prescribed in the Plan. Additional terms of options granted under the Plan, including the vesting provisions of such options, will be also established at the time of grant. The Board or, if applicable the Committee, in its sole discretion, may rescind, modify or waive any limitation or condition on the exercise of an option contained in any option agreement so as to accelerate the time at which an option may be exercised or extend the period during which the option may be exercised. In addition to the requirement requiring minimum exercise price described above, the terms of an option agreement for an ISO must meet other requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). For example, any ISOs granted under the Plan would not be transferable except by will or by the laws of descent and distribution upon the death of the option holder.

     Payment for shares purchased under the Plan may be made: (i) in cash; (ii) by surrender of all or part of an option (including the option being exercised);
(iii) by exchanging shares of Common Stock with a fair market value equal to the total option price; (iv) by delivery of other property rights and credits deemed acceptable by the Board or, if applicable the Committee, including the optionee's promissory note; or (v) any combination of the above payment methods. Notwithstanding the foregoing, payment other than in cash may be made only with the consent of the Board or, if applicable the Committee, or if and to the extent provided for in the option agreement governing such exercise.

     In the event of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization or similar transaction, the Plan provides that the Board or, if applicable the Committee, shall make appropriate adjustments to the number of shares available for issuance under the Plan and to the number and price of options previously granted. In the event of any merger, consolidation or share exchange with another corporation, whether or not the Company is the surviving corporation, or if substantially all of the assets or all of the shares of Common Stock are acquired by another corporation, or in the event of a separation, reorganization or liquidation of the Company (each a "Significant Transaction"), the Board or the board of directors of the corporation that assumes the Company's obligations shall make appropriate provisions with respect to any outstanding options by substitution on an equitable basis of appropriate capital stock of the Company of the surviving or successor corporation, provided that the difference between the aggregate fair market value of the shares so substituted and the exercise price thereof is not greater that the difference between the aggregate fair market value of the Common Stock subject to such options prior to substitution and the exercise price thereof. Notwithstanding the foregoing, if a Significant Transaction occurs, the Board or the board of directors of the surviving or successor corporation may, upon written notice to the holder of any such option, require that such option be exercised within sixty (60) days of the date of such notice or such option will be terminated.

     The Plan may be amended or terminated at any time by the Board or, if applicable the Committee, provided, however that the Board or, if applicable the Committee, may not amend the Plan if the amendment is not approved by the stockholders and such approval is required under Section 422 of the Code or by the Board. The Board or, if applicable the Committee, may, in its discretion, postpone the issuance or delivery of shares following exercise of an option until the completion of a registration, or other qualification or exemption of such shares, under applicable state or federal laws. If the Plan is approved by the stockholders, the Company may, at such time as the Board may determine, register the shares of Common Stock issuable under the Plan under appropriate provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

FEDERAL INCOME TAX CONSEQUENCE

     Incentive Stock Options. Neither the grant nor the exercise of an ISO will result in a taxable event to the option holder, and any gain realized upon a disposition of shares of Common Stock received upon exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date the ISO was granted and one year after the date the ISO was exercised (the "holding period requirement"). The Company is not entitled to any business expense deduction when an ISO is exercised, except as discussed below.

     For the exercise of an ISO to qualify for the foregoing tax treatment, the optionee must be an employee of the Company or a subsidiary from the date that the ISO is granted through a date within three months before the date of exercise. If an optionee is disabled, he or she has one year to exercise an ISO following termination for disability. If the optionee dies, both the holding period requirement and the three-month exercise period are waived.

     If all of the foregoing requirements are met except the holding period requirement (a "Disqualifying Disposition"), the optionee will recognize ordinary income upon the disposition of the stock generally equal to the difference between the fair market value of the stock at the time the ISO was exercised and the option exercise price, but in no event shall such amount exceed the gain realized upon sale of such stock. The balance of any gain realized, if any, will be treated as a capital gain. The Company will be allowed a business expense deduction in such cases to the extent that the optionee recognizes ordinary income, subject to Section 162(m) of the Code as discussed below.

     If an optionee exercises an ISO by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (unless the tender of such shares would be a Disqualifying Disposition). If the exercise is a tax-free exchange, the optionee would have no taxable income from the exchange and exercise, and the tax basis of the shares surrendered would be treated as the carryover basis for an equivalent number of option shares received, with the additional option shares received taking a tax basis equal to the amount of cash, if any, paid to exercise the ISO. If the optionee makes a Disqualifying Disposition in the exercise of an ISO, the exchange would be treated as a taxable event with respect to the surrendered shares as described above, with a number of option shares equivalent in number to the surrendered shares taking a tax basis equal to fair market value, and the remaining option shares taking a tax basis equal to the amount of cash, if any, paid to exercise the ISO.

     If, pursuant to the terms of an option agreement, the Company withholds shares in payment of the exercise price for an ISO, the transaction generally should be treated as if the withheld shares had been sold in a Disqualifying Disposition after exercise of the option, so that the optionee will realize ordinary income with respect to such shares. The tax basis of the option shares generally would be determined in the same manner as described above where the optionee physically surrenders ISO shares in a Disqualifying Disposition.

     Non-Qualified Options. The grant of an NSO will not be a taxable event for the optionee or the Company. Upon exercising a NSO, an optionee will recognize ordinary income generally equal to the difference between the exercise price and the fair market value of the stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise). Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a NSO, the optionee will have taxable gain or loss measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it generally will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Under Section 162(m) of the Code, if the optionee is one of certain specified executive officers, then, unless certain exceptions apply, the Company is not entitled to deduct compensation with respect to the optionee, including compensation related to the exercise of stock options, to the extent such compensation in the aggregate exceeds $1 million for the taxable year.

     If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for NSOs, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares surrendered will be treated as the carryover basis for an equivalent number of option shares received, with such option shares being treated as having been held for the same holding period as had expired with respect to the surrendered shares. The fair market value of the additional option shares received will constitute ordinary compensation income to the optionee, with such additional shares taking a tax basis in that amount.

     If pursuant to an option agreement, the Company withholds shares in payment of the option price for NSOs or in payment of tax withholding, the transaction should generally be treated as if the withheld shares had been physically surrendered as described above.

AWARDS UNDER THE PLAN

     Since the terms and conditions of options granted under the Plan are subject to the discretion of the Board or, if applicable the Committee, the number of options awardable to and value thereof to eligible participants is not determinable.

REASONS FOR OBTAINING STOCKHOLDER APPROVAL ON THE AMENDMENT TO THE PLAN

     The Company is submitting the Proposed Plan Amendment for stockholder approval at the Meeting because pursuant to the terms of the Plan stockholder approval of an amendment to the Plan is required if such approval is required under Section 422 of the Code. The Board believes that amending the Plan to increase the number of shares of Common Stock for which options may be granted under the Plan requires stockholder approval pursuant to Section 422 of the Code in order for the Plan to remain qualified under such section relating to the grants of ISOs.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal is required for the approval of the Proposed Plan Amendment. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval the Proposed Plan Amendment.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

                                   PROPOSAL 4

     TO RATIFY THE COMPANY'S ISSUANCE OF 8,450,000 RESTRICTED SHARES OF ITS COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF DM MARKETING, INC.

GENERAL

     On September 7, 2000, the Company acquired all of the issued and outstanding capital stock of DM Marketing, Inc., a Delaware corporation ("DM"). The Company's acquisition of all the issued and outstanding capital stock of DM (the "DM Acquisition") was consummated in accordance with the terms of the Stock Purchase Agreement dated as of August 16, 2000, a copy of which is attached hereto as Exhibit C (the "DM Purchase Agreement") among the Company, DM, Mr. Pruitt and Darek Childress (together with Mr. Pruitt, the "DM Stockholders"). Pursuant to the DM Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of DM from the DM Stockholders and the DM Stockholders received, in the aggregate, 8,450,000 restricted shares of the Company's Common Stock (the "Share Consideration") issued without registration under applicable securities laws in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Act"). As a result of the DM Acquisition, DM became a wholly-owned subsidiary of the Company.

BUSINESS OF DM

     DM, a Delaware corporation based in Pensacola, Florida, began operations on October 2, 1998 and operates a call center providing telemarketing, help desk and other services primarily for Internet related companies located throughout the United States. DM's principal executive offices are located at 9530 Nims Lane, Pensacola, Florida, 32534.

REASONS FOR THE DM ACQUISITION

     In reaching its decision to effect the DM Acquisition, the Company's Board of Directors consulted with a special committee the Board appointed to consider the acquisition (the "Special Committee") as well as the Company's management and considered a number of factors, including, but not limited to, the following:

     - The DM Acquisition would support the Company's strategic goal of related business acquisitions that strengthen the Company's operations and permit continued development of the Company's existing business;

     - The DM Acquisition would provide internal support to the Company's existing business model and provide an operations base to support additional reservations and phone-based services;

     - DM was anticipated to generate approximately $1.5 million of revenues and $300,000 of pre-tax income on annualized basis and DM held approximately $450,000 in cash assets and had less than $25,000 in debt;

     - The Company believed, at the time of the DM Acquisition, that DM, as a wholly-owned subsidiary of the Company, could provide the Company with potential annual cost savings of up to $700,000 because DM's call center operations could provide back office services for the Company's operations; and

     - The Special Committee had recommended to the Board that the Company effectuate the DM Acquisition.

APPROVAL BY THE BOARD

     The decisions to effectuate the DM Acquisition and the amount of the Share Consideration were determined in arm's length negotiations between the Company and the DM Stockholders and were recommended by a Special Committee of the Company's Board of Directors and approved by the Company's Board of Directors on August 9, 2000.

TERMS OF THE TRANSACTION

     The following is a summary of certain terms of the DM Purchase Agreement. Any capitalized term not defined in this proxy statement shall have the meaning set forth in the DM Purchase Agreement.

  Share Exchange

     The DM Purchase Agreement provided that the DM Stockholders would exchange all of the issued and outstanding shares of the capital stock of DM, totaling 1,500 shares, for 8,450,000 restricted shares of the Company's Common Stock.

  Representations, Warranties, Conditions and Covenants

     The Company and the DM Stockholders made certain customary representations and warranties in the DM Purchase Agreement, including representations and warranties regarding their authority to enter into the DM Stock Purchase Agreement and the respective due organization and good standing of the Company and DM.

     The obligations of the Company and the DM Stockholders to consummate the transactions contemplated by the DM Purchase Agreement were subject to the satisfaction or waiver of certain customary conditions, such as that the representations and warranties made by each party in the DM Purchase Agreement be true and correct as of Closing and the absence of litigation, pending or threatened, to enjoin the consummation of the Transaction. In addition, the obligation of the Company to consummate the Transaction was subject to the satisfaction or waiver of certain conditions including: (a) there being no event that had or may have a material adverse effect on DM, its financial condition or its operations; (b) the delivery of certain documents by the DM Stockholders; and (c) the Company's receipt of certain third-party approvals or consents to the Transaction. The obligation of the DM Stockholders to consummate the Transaction was subject to the satisfaction or waiver of the following conditions: (a) the Company's Common Stock being listed and trading on the American Stock Exchange and not being subject to any trading halt, suspension, or pending any de-listing procedures; (b) the execution and delivery of employment agreements with Mr. Pruitt; and (c) the appointment of Mr. Pruitt as a director of the Company.

     The DM Stockholders agreed that from the date of the DM Purchase Agreement until Closing, the DM Stockholders would cause DM to conduct its operations only in the ordinary and usual course of business; comply with all laws, regulations, rules and ordinances applicable to DM; obtain all necessary consents or approvals required for the consummation of the Transactions; and refrain from issuing any shares of any class of capital stock of the Company or creating any securities convertible into such.

     At the time of Closing, the Company determined that all the foregoing conditions had been satisfied or waived and that all the covenants of the DM Stockholders had been fulfilled.

     The foregoing description of the DM Acquisition and the DM Purchase Agreement is qualified in its entirety by reference to the DM Purchase Agreement which is filed as Exhibit C to this proxy statement and is incorporated herein by reference.

FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION.

     The Company's acquisition of all of the issued and outstanding capital stock of DM pursuant to the DM Purchase Agreement will not, of itself, have any tax consequences to the Company or its Company's stockholders.

ACCOUNTING TREATMENT

     The Company is accounting for the DM Acquisition under the "purchase" method of accounting. The 8,450,000 restricted shares of Common Stock issued by the Company in connection with the DM Acquisition had a fair market value of $5,281,250 on August 16, 2000. Including direct acquisition costs the aggregate purchase price for DM was $6,210,897. The excess value of the purchase price over the historical value of DM's net assets on the acquisition date has been allocated to goodwill which will be amortized over five years. Pro forma goodwill amortization aggregated $1,199,918 for the year ended June 30, 2000.

WHY THE COMPANY SEEKS STOCKHOLDER RATIFICATION

     Stockholder approval of the DM Acquisition and the issuance by the Company of the Share Consideration pursuant to the DM Purchase Agreement was not required under Delaware law or the Company's Articles of Incorporation or Bylaws. Under the rules of the American Stock Exchange, on which the Common Stock of the Company is listed, stockholder approval at a meeting held in accordance with the proxy rules under the Securities and Exchange Act of 1934, as amended, is required for any transaction in which more than twenty percent (20%) of a listed company's shares are to be issued. On September 7, 2000, the day Company closed the DM Acquisition, the Share Consideration the Company issued to the DM Stockholders was less than twenty percent (20%) of the Company's outstanding Common Stock and, as a result, the Company believed that stockholder approval of the DM Acquisition and the issuance of the Share Consideration in connection therewith was not required under the rules of the American Stock Exchange. On or about October 19, 2000, after completion of the DM Acquisition, the American Stock Exchange informed the Company that it believes that stockholder approval should have been obtained in connection with the DM Acquisition because, at the time the DM Purchase Agreement was executed, the Share Consideration was greater than twenty percent (20%) of the Company's outstanding Common Stock. The Company has agreed to seek to have the DM Acquisition and the issuance of the Share Consideration pursuant to the DM Purchase Agreement ratified by the Company's stockholders, excluding for purposes of such vote the shares issued in connection with the DM Acquisition. If the DM Acquisition is ratified by the Company's stockholders, the Company believes that it will have satisfied the rules of the American Stock Exchange and any concerns that the American Stock Exchange may have with regard to the need for stockholder approval in connection with the DM Acquisition and the issuance of the Share Consideration.

EFFECT IF STOCKHOLDERS FAIL TO RATIFY THE DM ACQUISITION AND THE ISSUANCE OF THE SHARE CONSIDERATION

     If the Company's stockholders do not ratify the DM Acquisition and the issuance of the Share Consideration in connection therewith, the transaction will not be rescinded. In such case, the Company will request that the DM Stockholders agree to amend the DM Purchase Agreement in a manner that will satisfy the American Stock Exchange that stockholder approval or ratification was not required. However, there can be no assurance that the DM Stockholders would agree to amend the terms of the transaction or that the Company would be able to satisfy the American Stock Exchange that approval of any amended transaction was not required. Since the Board of Directors of the Company believes the DM Acquisition and the terms of the DM Purchase Agreement are in the best interest of the Company and that it will likely be ratified by the Company's stockholders, there have been no discussions with the DM Stockholders regarding any amendment of the terms of the DM Purchase Agreement.

     The Company has been advised that certain beneficial owners, directors and executive officers of the Company, who hold in the aggregate approximately 56% of the outstanding Common Stock entitled to vote on the proposal to ratify the DM Acquisition, intend to vote their shares in favor of the DM Proposal.

REGULATORY APPROVAL

     Except for compliance with Federal and state securities laws, and compliance with the rules of the American Stock Exchange, there were no Federal or state regulatory requirements that had to be complied with, or Federal or state approvals that had to be obtained, in order for the Company and the DM Stockholders to consummate the transactions consummated by the DM Purchase Agreement.

FINANCIAL INFORMATION CONCERNING THE DM ACQUISITION

     The Company had DM's independent auditors, Walker, Crook & Jones, P.C., audit the balance sheets of DM as of June 30, 2000 and 1999 and its related statements of operations and cash flows for the year ended June 30, 2000 and the ten months ended June 30, 1999.

     The Company has also prepared, in accordance with regulation S-B under the Exchange Act, pro forma financial statements including an unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 and an unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2000.

     A copy of the audit report of Walker, Crook & Jones, P.C., DM's audited financial statements and the pro forma financial statements are attached hereto as Exhibit D.

STOCKHOLDER VOTE REQUIRED FOR APPROVAL OF THE PROPOSAL

     An affirmative vote by the holders of a majority of the shares of Company's Common Stock present at the Meeting in person or by proxy, other than the shares issued pursuant to the DM Purchase Agreement, is required to ratify the DM Acquisition and the issuance of the Share Consideration.

BOARD OF DIRECTORS RECOMMENDATION

     The Board of Directors unanimously approved the DM Acquisition and the issuance of the Share Consideration pursuant to the DM Purchase Agreement after determining that the DM Acquisition, and its terms, were in the best interest of the Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that the stockholders vote for the proposal to ratify the terms of the DM Acquisition and the issuance of the Share Consideration.

                                    AUDITORS

     The Audit Committee of the Board has selected Ernst & Young as the independent accountants of the Company for the fiscal year ending June 30, 2001. Ernst & Young examined the Company's financial statements for the fiscal year ended June 30, 2000. The Company has been advised by Ernst & Young that neither it nor any member of Ernst & Young has any financial interest, direct or indirect, in the Company or any of its subsidiaries. In addition to examining and reporting upon the Company's financial statements, Ernst & Young also reviews the Company's filings with the SEC and provides consultations on financial statement implications of matters under consideration by the Company.

     The Company has been advised that representatives of Ernst & Young will be present at the Meeting and will have the opportunity to make a statement at the Meeting if they so desire. Such representatives will also be available to answer questions and provide information to the stockholders.

     Ernst & Young replaced Jones and Kolb, who served as independent auditors of the Company for the fiscal years ended June 30, 1999, June 30, 1998 and June 30, 1997 and who was dismissed by the Company on February 13, 2000. The Company's principal accountant's report on the financial statements for the years preceding the dismissal of Jones and Kolb did not contain an adverse opinion or disclaimer opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee. There were no disagreements with Jones and Kolb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company had no discussions with Ernst & Young as to specific accounting matters or type of opinion that might be rendered, other than those related to the normal engagement of certifying accountants. The Company does not expect that any representatives of Jones and Kolb will be available at the Meeting.

                                 OTHER MATTERS

     The Board does not know of any other matters that may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's Meeting of Stockholders for fiscal year ending June 30, 2001 must be received by the Company no later than August 15, 2001, in order to be included in the proxy statement and proxy relating to that annual meeting.

     Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

                                          By Order of the Board,

                                          Michael D. Pruitt
                                          Chief Executive Officer

Atlanta, Georgia
December   , 2000

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

                                  MAY 16, 2000
                             ---------------------

                                   ARTICLE I

                                    PURPOSE

     The audit committee assists the board of directors in fulfilling its oversight responsibilities relating to the accounting and reporting practices of the corporation. The audit committee's primary responsibilities are to serve as an independent and objective party to review the corporation's auditing, accounting and financial reporting processes. The audit committee will primarily fulfill these responsibilities by carrying out the activities enumerated in
Article V of this charter.

                                   ARTICLE II

                     RELATIONSHIP WITH THE OUTSIDE AUDITORS

     The corporation's outside auditing firm is ultimately responsible to the board of directors and the audit committee. The board of directors, acting through the audit committee, has the ultimate authority and responsibility to select, evaluate and replace the outside auditors.

     Management is responsible for preparing the corporation's financial statements. The corporation's outside auditors are responsible for auditing the financial statements. The activities of the audit committee are in no way designed to supersede or alter these traditional responsibilities.

     The corporation's outside auditors and management have more available time and information about the corporation than does the audit committee. Accordingly, the audit committee's role does not provide any special assurances with regard to the corporation's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the outside auditors.

                                  ARTICLE III

                                  COMPOSITION

     The audit committee shall be comprised of three or more directors as determined by the board. The board of directors shall also designate a chairperson of the audit committee. Each member of the audit committee shall be independent of management of the corporation and shall have no relationship that might, in the opinion of the board of directors, interfere with the exercise of his or her independent judgment. The members of the audit committee shall satisfy at all times the requirements for audit committee membership of any exchange on which the corporation's securities are listed or of any applicable law. The board of directors shall determine, in its business judgment, whether the members of the audit committee satisfy all such requirements.

                                   ARTICLE IV

                                    MEETINGS

     The audit committee shall meet regularly and as circumstances dictate. Regular meetings of the audit committee may be held without notice at such time and at such place as shall from time to time be determined by the chairperson of the audit committee, the president or the secretary of the corporation. Special meetings of the audit committee may be called by or at the request of any member of the audit committee, any of the corporation's executive officers, the secretary, the director of internal auditing or the outside auditors, in each case on at least twenty-four hours notice to each member.

     If the board of directors, management or the outside auditors desire to discuss matters in private, the audit committee shall meet in private with such person or group.

     A majority of the audit committee members shall constitute a quorum for the transaction of the audit committee's business. Unless otherwise required by applicable law, the corporation's charter or bylaws, or the board of directors, the audit committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the audit committee. Meetings of the audit committee may be held at such place or places as the audit committee shall determine or as may be specified or fixed in the respective notices or waivers of a meetings. Members of the audit committee may participate in audit committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V

                              SPECIFIC ACTIVITIES

     Without limiting the audit committee's authority, the audit committee shall carry out the following specific activities.

     Section 5.1. Review of Documents and Reports. (a) Review and reassess this charter at least annually.

     (b) Review each of the corporation's Annual Reports on Form 10-K, including the corporation's year end financial statements, before its release. Consider whether the information contained in the Annual Reports on Form 10-K is adequate and consistent with the members' knowledge about the corporation and its operations. Recommend that the audited financial statements be included in the Annual Report on Form 10-K.

     (c) Review the internal reports to management prepared by the internal auditors and management's response.

     Section 5.2. Outside Auditors. (a) Recommend to the board of directors the selection of the outside auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the outside auditors. The audit committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the audit committee shall require the outside auditors to provide the audit committee with a written statement delineating all relationships between the outside auditors and the corporation. The audit committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The audit committee shall recommend that the board of directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     (b) Review with the outside auditors prior to the annual audit the scope and approach of the annual audit and after the annual audit results.

     (c) Ensure that the outside auditors inform the audit committee of any fraud, illegal acts or deficiencies in internal control of which they become aware and communicate certain required matters to the audit committee.

     (d) Review with the outside auditors their performance and recommend to the board of directors any proposed discharge of the outside auditors when circumstances warrant.

     (e) Direct and supervise special audit inquiries by the internal or outside auditors as the board of directors or the audit committee may request.

     Section 5.3. Financial Reporting Processes. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements.

     Section 5.4. Process Improvement. (a) Ensure that significant findings and recommendations made by the internal and outside auditors are received and discussed on a timely basis with the audit committee and management.

     (b) Review any significant disagreement between management and the outside auditors in connection with the execution of the annual audit or the preparation of the financial statements.

     Section 5.5. Reporting Responsibilities. Regularly update the board of directors about audit committee activities and make appropriate recommendations.

                                   ARTICLE VI

                                 MISCELLANEOUS

     The audit committee may perform any other activities consistent with this charter, the corporation's charter and bylaws and governing law, as the audit committee or the board deems necessary or appropriate.

                                                                       EXHIBIT B

     If the Proposed Charter Amendment is approved by the stockholders, upon the filing of the Proposed Charter Amendment with the Secretary of State of the State of Delaware, Article FOURTH of the Certificate of Incorporation would read in its entirety as follows:

          "FOURTH: (A) The aggregate number of shares of stock of all classes which the Corporation shall have authority to issue is 210,000,000 shares, of which 200,000,000 shares shall be common stock of the par value of $.04 per share (the "Common Stock") and 10,000,000 shares shall be preferred stock of the par value of $.01 per share (the "Preferred Stock").

          (B) The Board, or a duly authorized committee thereof, is authorized, subject to limitations prescribe by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

             (1) the number of shares constituting that series and the distinctive designation of that series;

             (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

             (3) whether that series shall have voting rights, in additions to the voting rights provided by law and, if so, the terms of such voting rights;

             (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

             (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (6) whether that series shall have a sinking fund for the redemption or purchase of that series, and if so, the terms and, amount of such sinking fund;

             (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

             (8) any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holder of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto."

                                                                       EXHIBIT C

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 16th day of August, 2000, by and among FLIGHTSERV.COM a Delaware corporation (hereinafter referred to as "Buyer"); and MICHAEL PRUITT, an individual resident of North Carolina and DAREK CHILDRESS, an individual resident of Florida (hereinafter referred to as "Sellers"), being the sole shareholders of DM MARKETING, INC., a Delaware corporation (hereafter referred to as "Company").

     WHEREAS, Sellers are the owners of record and beneficially own One Thousand Five Hundred (1,500) shares (the "Shares") of the issued and outstanding shares of the Company's common stock par value $0.10 per share (the "Common Stock") representing 100% of the Capital Stock of the Company; and

     WHEREAS, Sellers desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

     NOW, THEREFORE in consideration of the mutual promises and covenants contained herein, and for other good valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to the accuracy of the representations and warranties of the parties, the parties hereto agree as follows:

                                       I

                        SALE AND PURCHASE OF THE SHARES

     1.1 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Sellers agree to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Sellers, the Shares.

     1.2 Closing. The purchase shall be consummated at a closing ("Closing") to take place at 9:00 o'clock a.m., at the offices of Buyer's counsel on August 30, 2000 or within 3 days after the receipt of any shareholder approval if required by the rules and regulations of the American Stock Exchange but no later than October 31, 2000 ("Closing Date").

     1.3 Purchase Price. The purchase price ("Purchase Price") for the Shares shall be Eight Million Four Hundred Fifty Thousand (8,450,000) shares of Common Stock of the Buyer ("Buyer's Shares"). The purchase price shall be paid at Closing, by issuance and delivery of Buyer's Shares to Sellers against receipt of certificates representing the Shares, duly endorsed for transfer to Buyer.

     1.4 Other Agreements. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Sellers to Buyer.

          (b) Employment Agreement between Michael Pruitt and flightserv.com in the form attached hereto as Exhibit "B".

          (c) Investment Representation Letter to the Buyer from Sellers.

     1.5 Basic Agreements and Transaction Defined. This Agreement and other agreements listed in paragraph 1.4, are sometimes referred to as the "Basic Agreement". The transactions contemplated by the Basic Agreement are sometimes referred to as the "Transactions".

                                       II

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of Sellers and the Company. Sellers represent and warrant to Buyer as follows:

          (a) Title to the Shares. At Closing, Sellers shall own of record and beneficially the number of the Shares listed on Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

          (b) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

          (c) Authorized Capitalization. The authorized capitalization of the Company consists of One Thousand Five Hundred (1,500) shares of Common Stock, no par, of which One Thousand Five Hundred (1,500) shares have been issued and are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. The Company does not have any outstanding rights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. The Company is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.

          (d) Authority. Sellers have full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Sellers, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Sellers, nor the consummation and performance of the transactions contemplated thereby, conflict with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Sellers or the Company is a party or by which Sellers or the Company or any of their respective properties or assets are bound or affected.

          (e) Company Financial Statements. The financial statements of the Company delivered to Buyer (the "Company Financial Statements") are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of July 31, 2000 and there have been no material changes thereafter.

          (f) No Undisclosed Liabilities. Except as set forth on Exhibit "C", the Company is not aware of any liabilities for which the Company currently is liable or will become liable in the future.

          (g) Compliance with Laws. The Company is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and have not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority.

          (h) No Litigation. There are no actions, suits, claims, complaints or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

          (i) Disclosure. All statements of Sellers contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Company or Sellers to Buyer are true, and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Sellers which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospers of the Company, which have not been disclosed to Buyer in the Basic Agreements.

          (j) Material Contracts. The Company has in all material respect performed all of its obligations required to be performed by it through the date hereof, and is not in default or alleged to be in default in any material respect, under any contract and to the Company's knowledge, there exists no event, condition or occurrence which, after notice or lapse of time or both, which constitutes such a default.

     2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

          (a) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification.

          (b) Authorized Capitalization. The authorized capitalization of the Buyer consists of One Hundred Million (100,000,000) shares of Common Stock, of which Thirty-three Million One Hundred Eighteen Thousand Six Hundred Fifty-four (33,118,654) shares have been issued and are outstanding as of August 9, 2000. At Closing, the Shares will have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Buyer in compliance with all applicable state and federal laws. In addition, Buyer has entered into a broker services agreement with RichMark Capital Corporation for the private placement of up to 6,600,000 shares of Common Stock at $0.375 per share on a best efforts basis and Buyer has entered into a letter of intent for the acquisition of Internet Aviation Services, Ltd. for 1,750,000 shares of Common Stock.

          (c) Authority. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any agreement by which Buyer is a party or by which Buyer or any of its properties or assets are bound or affected.

          (d) No Undisclosed Liabilities. Except as set forth in the Buyer Financial Statements previously delivered to Sellers and as set forth on Exhibit "D" or as otherwise disclosed in Buyer's filings with the Securities and Exchange Commission, Buyer is not aware of any material liabilities for which the Buyer is liable or will become liable in the future.

          (e) Investment Intent. Buyer is acquiring the Shares of its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                                      III

                                   COVENANTS

     3.1 Covenants of Sellers. Sellers covenant and agree that from the date hereof to the Closing without the prior written consent of Buyer:

          (a) Ordinary Course of Business. Sellers will operate the business of the Company only in the ordinary course and will use its best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with them.

          (b) Compensation. Sellers will not permit the Company to (1) enter into or alter any employment agreements; (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

          (c) No Indebtedness. Sellers will not permit the Company to create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

          (d) Maintain Books. Sellers will cause the Company to maintain its books, accounts and records in the usual, regular ordinary and soured business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

          (e) No Amendments. Sellers will not permit the Company to amend its corporate charter or bylaws (or similar documents) without prior consent of Buyer and will cause the Company to maintain their corporate existence, licenses, permits, powers and rights in full force and effect.

          (f) Taxes and Accounting Matters. Sellers will cause the Company to file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. Sellers will not permit the Company to change their accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

          (g) No Securities Issuances. Sellers will not permit the Company to issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for the transactions contemplated herein.

          (h) Due Compliance. Sellers will cause the Company to comply with all laws, regulations, rules and ordinances applicable to it and to the conduct of its business.

          (i) Consents. Sellers will use their, and will cause the Company to use its, best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                       IV

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE

     The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by Sellers prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

     4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties of Sellers contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effort as if made at the Closing. Sellers shall have performed all agreements, covenants and conditions required to be performed by Sellers prior to the Closing.

     4.2 No Adverse Change. There shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

     4.3 No Legal Proceedings. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     4.4 Documents to be Delivered by Sellers. Sellers shall have delivered the following documents:

          (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers.

          (b) A copy of (i) the Certificate of Incorporation of the Company, and
     (ii) the Bylaws of the Company.

          (c) All agreements referred to in paragraph 1.5 above, executed by all parties thereto other than Buyer.

          (d) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

     4.5 Shareholder Approval. Buyer shall have received any shareholder approval required by the rules and regulations of the American Stock Exchange.

                                       V

          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS TO CLOSE

     The obligation of Sellers to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by Sellers:

     5.1 Compliance with Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

     5.2 No Legal Proceedings. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

     5.3 American Stock Exchange. The Buyer's common stock shall be listed and trading on the American Stock Exchange and shall not be subject to any trading halt, suspension, or pending de-listing procedures.

     5.4 Other Agreements. All parties other than Sellers and the Company shall have executed and delivered the Basic Agreements.

     5.5 Payments. Sellers shall have received from Buyer all Common Stock to be issued at the Closing by Buyer pursuant to the Basic Agreements.

     5.6 Board of Directors. Michael Pruitt shall have been appointed as a director of Buyer as of the Closing.

                                       VI

                MODIFICATION, WAIVERS, TERMINATION AND EXPENSES

     6.1 Modification. Buyer and Sellers may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing,

     6.2 Waivers. Buyer and Sellers may in writing attend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

     6.3 Termination and Abandonment. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

          (a) By the mutual consent of Sellers and Buyer;

          (b) By Buyer, if the representations and warranties of Sellers set forth herein shall not be accurate, or the conditions precedent set forth in Article IV shall have not have been satisfied, in all material respects on or before the Closing Date (as the same may be extended from time to time);

          (c) By Sellers, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects on or before the Closing Date (as the same may be extended from time to time).

     Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                                      VII

                                 MISCELLANEOUS

     7.1 Representations and Warranties to Survive. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibitor other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any patty hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

     7.2 Binding Effect of the Basic Agreements. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns.

     7.3 Applicable Law. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Georgia.

     7.4 Notices. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

        (a) If to Sellers, to:

           Mr. Michael Pruitt, CEO
           DM Marketing, Inc.
           c/o G. David Gordon & Associates, P.C.
           One Memorial Place
           7633 East 63rd Place -- Suite 210
           Tulsa, Oklahoma 74133
           Telephone: (918) 254-4997
           Fax: (918) 254-2988

        (b) If to Buyer, to:

           Todd Bottorff, President
           3343 Peachtree Road, N.E.
           Atlanta, GA 30326
           Telephone: (404) 240-4060
           Fax: (404) 240-4101

     These addresses may be changed from time to time by written notice to the other parties.

     7.5 Headings. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

     7.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

     7.7 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

     7.8 Forbearance; Waiver. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure a actual waiver imply or constitute waiver of subsequent default or breach.

     7.9 Attorneys' Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

     7.10 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

     7.11 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Sellers and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

                                          "BUYER"

                                          FLIGHTSERV.COM

                                          By:
                                            ------------------------------------
                                            Todd Bottorff, President

                                          "COMPANY"

                                          DM MARKETING, INC.

                                          By:
                                            ------------------------------------
                                            Michael Pruitt, President

                                          "SELLERS"

                                          --------------------------------------
                                          I. Michael Pruitt

                                          --------------------------------------
                                          II. Darek Childress

                                                                       EXHIBIT D

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Financial Statements of DM Marketing, Inc.
Independent Auditors' Report                                  D-2
Balance Sheets as of June 30, 2000 and 1999                   D-3
Statements of Operations and Accumulated Deficit for the
  year ended June 30, 2000 and for the ten month period
  ended June 30, 1999                                         D-4
Statements of Cash Flows for the year ended June 30, 2000
  and for the ten month period ended June 30, 1999            D-5
Notes to Financial Statements                                 D-6
Resource Capital Group, Inc. Pro Forma Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as
  of June 30, 2000                                            D-8
Unaudited Pro Forma Condensed Consolidated Statement of
  Operations for the year ended June 30, 2000                 D-9

                          INDEPENDENT AUDITORS' REPORT

Stockholders and Directors
DM Marketing, Inc.
Pensacola, FL 32534

     We have audited the accompanying balance sheets as of June 30, 2000 and 1999, and the related statements of operations and accumulated deficit and the statements of cash flows for the year ended June 30, 2000 and for the ten month period ended June 30, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DM Marketing, Inc., as of June 30, 2000 and 1999, and the results of its operations and cash flows for the year ended June 30, 2000 and for the ten month period ended June 30, 1999 in conformity with accounting principles generally accepted in the United States.

                                          By:/s/ WALKER, CROOK & JONES, P.C.
                                            ------------------------------------
                                            Walker, Crook & Jones, P.C.

October 31, 2000

                                                              PAGE
                                                              ----

                               DM MARKETING, INC.

                                 BALANCE SHEETS

                                                                    JUNE 30
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                     ASSETS
Cash and cash equivalents...................................  $157,466   $  1,794
Prepaid expenses............................................        --      3,006
                                                              --------   --------
Current assets..............................................   157,466      4,800
Property and equipment, net.................................    58,069     21,739
                                                              --------   --------
          Total assets......................................  $215,535   $ 26,539
                                                              ========   ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.......................  $  4,232   $     --
                                                              --------   --------
Current liabilities.........................................     4,232         --
Commitments and contingent liabilities
Shareholders' equity:
  Common stock, no par value, 1500 shares authorized, issued
     and outstanding........................................        --         --
  Paid-in capital...........................................   218,941     84,117
  Accumulated deficit.......................................    (7,638)   (57,578)
                                                              --------   --------
       Total shareholders' equity...........................   211,303     26,539
                                                              --------   --------
          Total liabilities and shareholders' equity........  $215,535   $ 26,539
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                               DM MARKETING, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                                TEN MONTH
                                                               YEAR ENDED     PERIOD ENDED
                                                              JUNE 30, 2000   JUNE 30, 1999
                                                              -------------   -------------
Revenues....................................................    $354,854        $ 35,376
Selling, general and administrative expenses................     298,354          90,379
Depreciation and amortization...............................       6,560           2,575
                                                                --------        --------
          Net income (loss).................................      49,940         (57,578)
Accumulated deficit -- beginning of period..................     (57,578)             --
                                                                --------        --------
Accumulated deficit -- end of period........................    $ (7,638)       $(57,578)
                                                                ========        ========

   The accompanying notes are an integral part of these financial statements.

                               DM MARKETING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                TEN MONTH
                                                               YEAR ENDED     PERIOD ENDED
                                                              JUNE 30, 2000   JUNE 30, 1999
                                                              -------------   -------------
Cash flows provided by operating activities:
  Net income (loss).........................................    $ 49,940        $(57,578)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................       6,560           2,575
  Changes in operating assets and liabilities:
     Prepaid expenses.......................................       3,006          (3,006)
     Accounts payable and accrued expenses..................       4,232              --
                                                                --------        --------
          Net cash provided (used) by operating
            activities......................................      63,738         (58,009)
                                                                --------        --------
Cash flows from investing activities:
  Purchase of property and equipment........................     (42,890)        (24,314)
                                                                --------        --------
          Net cash used by investing activities.............     (42,890)        (24,314)
                                                                --------        --------
Cash flows from financing activities:
  Proceeds from issuance of common stock....................          --          84,117
  Capital contributions by shareholder......................     134,824              --
                                                                --------        --------
          Net cash provided by financing activities.........     134,824          84,117
                                                                --------        --------
Net increase in cash and cash equivalents...................     155,672           1,794
Cash and cash equivalents at beginning of year..............       1,794              --
                                                                --------        --------
Cash and cash equivalents at end of year....................    $157,466        $  1,794
                                                                ========        ========

   The accompanying notes are an integral part of these financial statements.

                               DM MARKETING, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     DM Marketing, Inc. (the "Company"), began operations on October 2, 1998 and provides telemarketing, help desk and other services primarily for Internet related companies located throughout the United States.

  Cash Equivalents

     The Company considers all highly liquid investments readily convertible into cash or having a maturity of three months or less when purchased to be cash equivalents.

  Property and Equipment

     Property and equipment are stated at cost less allowance for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The Company periodically assesses the realizability of its long-lived assets and evaluates such assets for impairment whenever events or change in circumstances indicated the carrying amount of an asset may not be recoverable.

  Advertising Cost

     The Company conducts nondirect response advertising. The costs are expensed as incurred. Advertising cost totaled $30,108 and $5,479 for the year ended June 30, 2000 and for the ten month period ended June 30, 1999, respectively.

  Revenue Recognition

     The Company provides services to customers under contracts negotiated on a project basis. Revenue is recognized over the term of each contract ranging from 1 day to 3 months.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could materially differ from those estimates.

2. PROPERTY AND EQUIPMENT

     Major classifications of property and equipment and their respective depreciable lives are summarized below:

                                                        2000      1999     DEPRECIABLE LIVES
                                                       -------   -------   -----------------
Office equipment.....................................  $67,204   $24,314      5-10 years
Less accumulated depreciation........................   (9,135)   (2,575)
                                                       -------   -------
                                                       $58,069   $21,739
                                                       =======   =======

3. COMMON STOCK

     During the ten month period ended June 30, 1999, the Company issued 1,500 shares of common stock for $84,117 in a private placement transaction. During the year ended June 30, 2000, one of the Company's shareholders made capital contributions aggregating $134,824.

                               DM MARKETING, INC.

4. INCOME TAXES

     The Company accounts for income taxes in accordance with the liability method as provided under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred income taxes are recognized for the tax consequences of differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The measurement of deferred tax assets is reduced, if necessary, by the amount of any benefits that based on available evidence, are not expected to be realized.

     No provision for income taxes was recorded for the ten month period ended June 30, 1999. The Company utilized $49,940 of the available net operating loss carryforward for the year ended June 30, 2000. The remaining loss carryforward balance of $7,638 may be applied against future taxable income through 2019. No other significant deferred income tax assets or liabilities exist.

5. OPERATING LEASE COMMITMENT

     The Company entered into a 24 month operating lease agreement for its office space in July 2000. The lease requires a monthly lease payment of $2,687. Future minimum lease payments are as follows as of June 30, 2000:

2001........................................................  $32,244
2002........................................................   32,244

     Prior to entering into the above agreement the Company leased office space on a month to month basis. Rent expense totaled $22,030 and $12,000 for the year ended June 30, 2000 and the ten month period ended June 30, 1999, respectively.

6. CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to credit risk consisted of cash. The Company maintains its cash balances in a financial institution located in Atmore, Alabama. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 2000, the Company's uninsured cash balances totaled $40,566.

7. SUBSEQUENT EVENTS

     In August 2000, one of the Company's stockholders made a capital contribution of $300,000.

     On September 7, 2000 the Company exchanged shares in connection with a definitive purchase agreement executed on August 16, 2000 related to the sale of DM Marketing, Inc. to flightserv.com (now known as eResource Capital Group, Inc.). The stockholders of the Company sold their 1,500 shares of common stock in exchange for 8,450,000 restricted shares of flightserv.com common stock with a market value of $5,281,250 on August 16, 2000.

                 ERESOURCE CAPITAL GROUP, INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                         ERESOURCE                                             ERESOURCE
                                          CAPITAL                                               CAPITAL
                                        GROUP, INC.    DM MARKETING, INC.                     GROUP, INC.
                                       JUNE 30, 2000     JUNE 30, 2000        PRO FORMA      JUNE 30, 2000
                                          ACTUAL             ACTUAL         ADJUSTMENTS(1)     PRO FORMA
                                       -------------   ------------------   --------------   -------------
                                                  ASSETS
Cash and cash equivalents............  $    526,657         $157,466         $        --     $    684,123
Accounts and notes receivable........        55,995               --                  --           55,995
Prepaid expenses -- compensation.....     4,615,862               --                  --        4,615,862
Prepaid expenses -- other............       119,912               --                  --          119,912
                                       ------------         --------         -----------     ------------
     Total current assets............     5,318,426          157,466                  --        5,475,892
Deferred costs and other assets......       924,743               --                  --          924,743
Predevelopment costs.................     1,164,043               --                  --        1,164,043
Property and equipment, net..........     9,561,842           58,069                  --        9,619,911
Goodwill.............................            --               --           5,999,594        4,799,676
                                                                              (1,199,918)
                                       ------------         --------         -----------     ------------
          Total assets...............  $ 16,969,054         $215,535         $ 4,799,676     $ 21,984,265
                                       ============         ========         ===========     ============

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable -- current portion.....  $    128,683         $     --         $        --     $    128,683
Accounts payable and accrued
  expenses...........................       839,146            4,232              34,250          877,628
                                       ------------         --------         -----------     ------------
     Total current liabilities.......       967,829            4,232              34,250        1,006,311
Net liabilities of discontinued
  operations.........................         5,852               --                  --            5,852
Notes payable........................     7,582,707               --                  --        7,582,707
Accrued interest payable.............       848,424               --                  --          848,424
Commitments and contingent
  liabilities
Shareholders' equity:
  Common stock, $.04 par value,
     60,000,000 shares authorized,
     33,554,584 and 42,004,584 issued
     and outstanding, respectively...     1,342,183               --             338,000        1,680,183
  Additional paid-in capital.........    78,147,672          218,941           5,627,344       83,993,457
  Accumulated deficit................   (71,788,106)          (7,638)         (1,199,918)     (72,995,662)
  Treasury stock -- at cost (435,930
     shares).........................      (137,507)              --                  --         (137,507)
                                       ------------         --------         -----------     ------------
     Total shareholders' equity......     7,564,242          211,303           4,765,426       12,540,971
                                       ------------         --------         -----------     ------------
          Total liabilities and
            shareholders' equity.....  $ 16,969,054         $215,535         $ 4,799,676     $ 21,984,265
                                       ============         ========         ===========     ============

  The accompanying notes are an integral part of these consolidated financial statements.

                 ERESOURCE CAPITAL GROUP, INC. AND SUBSIDIARIES

     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                       ERESOURCE CAPITAL         DM                           ERESOURCE CAPITAL
                                          GROUP, INC.      MARKETING, INC.                       GROUP, INC.
                                          YEAR ENDED         YEAR ENDED                          YEAR ENDED
                                         JUNE 30, 2000      JUNE 30, 2000      PRO FORMA        JUNE 30, 2000
                                            ACTUAL             ACTUAL        ADJUSTMENTS(1)       PRO FORMA
                                       -----------------   ---------------   --------------   -----------------
Revenues:
  Sales -- private aviation..........    $     10,040         $     --        $        --       $     10,040
  Sales-call center..................              --          354,854                 --            354,854
  Lease income -- commercial real
     estate..........................       1,108,438               --                 --          1,108,438
                                         ------------         --------        -----------       ------------
                                            1,118,478          354,854                 --          1,473,332
Cost of sales -- private aviation....          93,561               --                 --             93,561
                                         ------------         --------        -----------       ------------
          Gross profit...............       1,024,917          354,854                 --          1,379,771
Selling general and administrative
  expenses...........................       7,023,055          298,354                 --          7,321,409
Compensation expense related to
  issuance of stock options and
  warrants...........................      48,996,238               --                            48,996,238
Depreciation and amortization........         466,482            6,560          1,199,918          1,672,960
Interest expense, net................         862,975               --                 --            862,975
Loss on investments..................       1,011,716               --                 --          1,011,716
                                         ------------         --------        -----------       ------------
          Loss before discontinued
            operations...............    $(57,335,549)        $ 49,940        $(1,199,918)      $(58,485,527)
                                         ============         ========        ===========       ============
Basic and diluted loss per share
  before discontinued operations.....    $      (1.81)                                          $      (1.46)
                                         ============                                           ============
Weighted average shares outstanding
  used in computing basic and diluted
  loss per share.....................      31,596,541                                             40,046,541
                                         ============                                           ============

  The accompanying notes are an integral part of these consolidated financial statements.
---------------

(1) The 8,450,000 shares of common stock issued by RCG for the DM acquisition had a fair market value of $5,281,250 on August 16, 2000. Including direct acquisition costs the aggregate purchase price for DM was $6,210,897. The excess value of the purchase price over the historical value of DM's net assets on the acquisition date has been allocated to goodwill which will be amortized over five years. Pro forma goodwill amortization aggregated $1,199,918 for the year ended June 30, 2000.

                                                                         [PROXY]
                         ERESOURCE CAPITAL GROUP, INC.
          3353 PEACHTREE ROAD, N.E., SUITE 130, ATLANTA, GEORGIA 30326

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 19, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF ERESOURCE CAPITAL GROUP, INC.

    The undersigned holder of shares of Common Stock of eRESOURCE CAPITAL GROUP, INC., a Delaware corporation (the "Company"), hereby appoints Arthur G. Weiss and William L. Wortman, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Atlanta Marriott Marquis located at 265 Peachtree Center Avenue, Atlanta, Georgia 30303, January 19, 2001 at 10:00 A.M., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy on the reverse side hereof) that the undersigned would have if personally present at the Annual Meeting, to act in his or her discretion upon any other matter or matters that may properly be brought before the Annual Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report on Form 10-KSB to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

    This proxy may be revoked at any time prior to the voting thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

                 (Continued and to be signed on the other side)

The Board of Directors recommends a vote FOR the following proposals:

   1. To elect the five nominees listed below to the Board of Directors of the Company.

  [ ]   FOR all nominees (except as marked below)

  [ ]   WITHHOLD authority to vote for all nominees

NOMINEES: Sylvia A. de Leon, Dr. James A. Verbrugge, Melinda Morris Zanoni, Michael D. Pruitt and Arthur G. Weiss

INSTRUCTIONS: To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

--------------------------------------------------------------------------------
   2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   3. To approve an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted thereunder from 10,000,000 to 20,000,000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   4. To ratify the Company's issuance of 8,450,000 restricted shares of its Common Stock in connection with the acquisition of DM Marketing, Inc.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

                                                  Signature
                                                            --------------------

                                                  Signature if
                                                  jointly held
                                                               -----------------

                                                  Dated:                   , 200
                                                        -------------------

                                                  PLEASE DATE AND SIGN AS NAME
                                                  APPEARS HEREON. WHEN SIGNING
                                                  AS EXECUTOR, ADMINISTRATOR,
                                                  TRUSTEE, GUARDIAN OR ATTORNEY,
                                                  PLEASE GIVE FULL TITLE AS
                                                  SUCH. IF A CORPORATION, PLEASE
                                                  SIGN IN FULL CORPORATE NAME BY
                                                  PRESIDENT OR OTHER AUTHORIZED
                                                  CORPORATE OFFICER. IF A
                                                  PARTNERSHIP, PLEASE SIGN IN
                                                  PARTNERSHIP NAME BY AUTHORIZED
                                                  PERSON. JOINT OWNERS SHOULD
                                                  EACH SIGN.